               SEVENTH AMENDMENT TO THE PARTICIPATION AGREEMENT

This Amendment No. 7, effective as of March 6, 2017, amends the Participation Agreement (as previously amended, the "Agreement") dated the 1st day of January , 2002, by and among BRIGHTHOUSE LIFE INSURANCE COMPANY (fka MetLife Insurance Company USA, the "Company"), on behalf of itself and certain of its segregated asset accounts listed in Schedule I hereto; OPPENHEIMER VARIABLE ACCOUNT FUNDS (the "Fund"); and OPPENHEIMERFUNDS, INC. (the "Adviser"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

WHEREAS, on March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company;

WHEREAS, the parties desire to amend the Agreement to update the address of the Company in Article IX;

WHEREAS, the parties desire to revise the list of Separate Accounts and Associated Contracts in Schedule I to reflect name changes resulting from Company's name change and to add the Brighthouse Investment Portfolio Architect and Brighthouse Prime Options contracts;

WHEREAS, the parties desire to revise the list of Portfolios of the Fund in
Schedule II to add Oppenheimer Global Multi-Alternatives Fund/VA;

WHEREAS, Company, Fund, and Adviser desire to amend the Agreement;

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties agrees to amend the agreement as follows:

1. Article IX is amended to read, in relevant part, as follows:

        "If to the Company:

        Brighthouse Life Insurance Company
        One Financial Center, 21st Floor
        Boston, MA 02111
        Attn: The Law Group

2. Schedule I of the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

3. Schedule II of the Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 7 to the Agreement to be executed in its name and on its behalf by and through their duly authorized officers signing below.

                                          METLIFE INSURANCE COMPANY USA (TO BE
                                          RENAMED BRIGHTHOUSE LIFE INSURANCE
                                          COMPANY AS OF MARCH 6, 2017)
                                          (ON BEHALF OF ITSELF AND EACH ACCOUNT)

                                          By:     [/s/ illegible]
                                                  ------------------------------
                                          Name:
                                          Title:

                                          OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                          By:     /s/ Brian Peterson
                                                  ------------------------------
                                          Name:   Brian Peterson
                                          Title:  Treasurer

                                          OPPENHEIMERFUNDS, INC.

                                          By:     /s/ Lori Taylor
                                                  ------------------------------
                                          Name:   Lori Taylor
                                          Title:  SVP, OFDI

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                                  SCHEDULE I
                                  ----------

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

 SEPARATE ACCOUNTS                          CONTRACTS FUNDED BY SEPARATE ACCOUNT
 -----------------                          ------------------------------------

 Brighthouse Fund UL III for Variable Life  Corporate Owned VUL
  Insurance                                 Corporate Owned VUL 2000
                                            Corporate Owned VUL III
                                            Corporate Owned VUL IV
                                            Corporate Select

 Brighthouse Separate Account CPPVL2        COLIPPVL

 Brighthouse Separate Account A             Brighthouse Prime Options
                                            Capital Strategist
                                            Foresight
                                            PrimElite IV
                                            Brighthouse Investment Portfolio
                                            Arcghiect

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                                  SCHEDULE II
                                  -----------

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

Oppenheimer Core Bond Fund/VA--Non-Service Shares
Oppenheimer Global Multi-Alternatives Fund/VA--Service Shares
Oppenheimer Global Strategic Income Fund/VA--Non-Service Shares
Oppenheimer Main Street Fund/VA--Service Shares
Oppenheimer Main Street Small Cap Fund/VA--Non-Service Shares and Service Shares Oppenheimer Money Fund/VA--Non-Service Shares